EXHIBIT 99.1


CONTACT:      Robert Beckman
              Vice President - Finance and Investor Relations
              Bone Care International, Inc.
              TEL: 608-622-7815
              FAX: 608-662-0032


                        BONE CARE INTERNATIONAL ANNOUNCES
                           THIRD QUARTER 2003 RESULTS

         Middleton, Wisconsin - April 24, 2003 - Bone Care International, Inc. (NASDAQ: BCII) today announced results for the third quarter ended March 31, 2003.

         Revenues for the three months ended March 31, 2003 were $3,078,000 compared to $3,775,000 for the quarter ended March 31, 2002. Revenues for the nine months ended March 31, 2003 were $12,238,000 compared to $10,259,000 for the nine months ended March 31, 2002. As previously announced, third quarter sales were constrained by an inventory shortage resulting from the temporary interruption of supply of Hectorol(R)Injection (doxercalciferol) that began in the prior quarter. Commercial shipments of Hectorol Injection were resumed in mid-March.

         Bone Care reported a net loss of $4,625,000 or $0.33 per share, for the three months ended March 31, 2003, compared to net loss of $1,781,000, or $0.13 per share, for the same period last year. The net loss for the nine months ended March 31, 2003 was $10,384,000, or $0.73 per share, compared to a net loss of $5,171,000, or $0.37 per share, for the nine months ended March 31, 2002. Cost of sales includes validation expenses of $416,000 and $979,000, respectively, for the three and nine months ended March 31, 2003, primarily related to the technology transfer and subsequent validation of the manufacturing process at Draxis Pharma.

         The Company anticipates total revenues will be approximately $7,000,000 in the fourth quarter year ended June 30, 2003, based on the current production schedule for Hectorol Injection by Draxis Pharma and historic sales patterns. This level of production would meet the expected demand of current customers and patients and allow the company to begin to supply new patients and customers by the end of the June quarter.

         During the March quarter, the U.S. Food and Drug Administration (FDA) accepted a CBE-30 (changes being effected in 30 days) supplemental application for DRAXIS Pharma, wholly owned subsidiary of DRAXIS, Inc. (NASDAQ: DRAX; TSX: DAX) as an additional manufacturing site for Bone Care's Hectorol Injection. This acceptance allowed Bone Care to resume production of Hectorol Injection and commence commercial shipments of this product on March 14, 2003. DRAXIS Pharma operates out of a 247,000 square-foot c-GMP (current good manufacturing practices) facility in Montreal, Canada.

         Paul Berns, President and CEO, commented, "We made significant progress during the quarter and are pleased to report that the Bone Care and DRAXIS Pharma technical teams met the regulatory requirements necessary to allow Bone Care to begin shipping Hectorol Injection to our customers. We look forward to increasing our production and sales through the remainder of 2003 as we execute our targeted customer business plans.

         Bone Care is also working with the FDA on its supplemental New Drug Application (sNDA) for Hectorol Capsules. The sNDA proposes a new indication, treatment of secondary hyperparathyroidism in chronic kidney disease (CKD) patients prior to dialysis. Based upon typical FDA review time, commercial launch of this product could occur by the end of calendar 2003.

         Mr. Berns continued, "We believe the CKD market presents an attractive opportunity with a current estimated 400,000 patient population in Stage 4 pre-dialysis renal disease. We are working with the FDA to gain approval of Hectorol Capsules for treatment of CKD patients prior to dialysis and a possible commercial launch by the end of 2003. Additionally, we continue to move forward with our plans to engage a partner for co-promotion of this product to better develop this market opportunity."

         Management will host a conference call on Friday, April 25, 2003, at 9:00 a.m. CDT. The toll-free number within North America is (877) 234-1973; the dial-in number for international participants is (973) 582-2732. The call is available for playback until midnight on April 28, 2003 at (877) 519-4471 within North America and at (973) 341-3080 for international callers. The playback pass code is 3865714. The call can also be accessed via webcast and will be archived for playback at www.bonecare.com/conferencecall.

         Bone Care (www.bonecare.com) is a pharmaceutical company engaged in discovering, developing and commercializing improved vitamin D-hormone therapies to treat secondary hyperparathyroidism in patients with kidney, or renal disease, and osteoporosis, and other diseases including psoriasis and cancers of the prostate, breast and colon. Hectorol Injection is approved for the treatment of secondary hyperparathyroidism in patients with end stage renal disease.

This press release contains forward-looking statements. Statements relating to future net sales, costs of sales, other expenses, profitability, financial resources, or products and production schedules, or statements that predict or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on management's beliefs as well as assumptions made by and information currently available to management. Accordingly, the Company's actual results may differ materially from those expressed or implied in such forward-looking statements due to known and unknown risks and uncertainties that exist in the Company's operations and business environment, including, among other factors, technical risks associated with the development of new products, regulatory policies in the United States and other countries, risks associated with our ability to avoid or minimize delays in/or interruption of the manufacture and supply of our products, including the approvals of regulatory authorities in connection therewith, reimbursement policies of public and private health care payors, introduction and acceptance of new drug therapies, competition from existing products and from new products or technologies, the failure by the Company to produce anticipated cost savings or improve productivity, the timing and magnitude of capital expenditures and acquisitions, currency exchange risks, economic and market conditions in the United States, Europe and the rest of the world, and other risks associated with the Company's operations. The Company disclaims any obligation to update any such factors or to publicly announce any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


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                          BONE CARE INTERNATIONAL, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                       Three Months Ended,                    Nine Months Ended,
                                              ----------------------------------     ----------------------------------
                                                   March 31,        March 31,             March 31,         March 31,
                                                     2003             2002                  2003               2002
                                              ---------------- -----------------     ----------------- ----------------
Revenues                                           $3,078,022       $ 3,774,692          $ 12,238,435     $ 10,258,829
Operating Expenses:
     Cost of sales                                  1,527,174           889,957             4,496,618        2,276,675
     Research and development                       1,577,120         1,687,705             4,553,280        4,279,453
     Sales and Marketing                            3,223,289         2,450,436            10,023,999        7,247,053
     General and administrative                     1,488,187           812,975             4,028,209        2,621,203
                                              ---------------- -----------------     ----------------- ----------------
                                                    7,815,770         5,841,073            23,102,106       16,424,384
                                              ---------------- -----------------     ----------------- ----------------

Loss from operations                              (4,737,748)       (2,066,381)          (10,863,671)      (6,165,555)
Interest income                                       112,989           285,753               480,079          994,825
                                              ---------------- -----------------     ----------------- ----------------

Net loss                                         $(4,624,759)      $(1,780,628)         $(10,383,592)     $(5,170,730)
                                              ================ =================     ================= ================

Net loss per common share basic and diluted           $(0.33)           $(0.13)               $(0.73)          $(0.37)
                                              ================ =================     ================= ================

Weighted average number of common shares           14,168,652        14,124,449            14,160,893       14,061,066


                          BONE CARE INTERNATIONAL, INC.
                       UNAUDITED CONDENSED BALANCE SHEETS

                                                                                   March 31, 2003       June 30, 2002
                                                                            ---------------------- -------------------
ASSETS
Current Assets:
     Cash and cash equivalents                                                         $1,764,362          $2,023,969
     Marketable securities                                                             15,178,948          18,436,896
     Accounts receivable, net of allowance for doubtful accounts of
         $203,009 and $152,960 at March 31, 2003 and June 30, 2002,                     2,468,275           4,285,569
         respectively
     Inventories                                                                        2,039,348           2,099,469
     Other current assets                                                                 980,170             775,596
                                                                            ---------------------- -------------------
Total current assets                                                                   22,431,103          27,621,499
                                                                            ---------------------- -------------------

Long-term securities                                                                      914,657           3,719,796
Other long-term assets                                                                    110,300                   -
Property, plant, and equipment - at cost
     Leasehold improvements                                                               588,632             588,632
     Furniture and fixtures                                                               543,782             452,345
     Machinery and other equipment                                                      2,886,485           2,317,405
                                                                            ---------------------- -------------------
                                                                                        4,018,899           3,358,382
     Less accumulated depreciation and amortization                                     2,119,276           1,573,497
                                                                            ---------------------- -------------------
                                                                                        1,899,623           1,784,885

Patent fees, net of accumulated amortization of $1,099,907 at March 31,
     2003 and $998,027 at June 30, 2002                                                 1,268,387           1,198,249

Goodwill                                                                                  359,165             359,165
                                                                            ---------------------- -------------------
                                                                                      $26,983,235         $34,683,594
                                                                            ====================== ===================

                          BONE CARE INTERNATIONAL, INC.
                       UNAUDITED CONDENSED BALANCE SHEETS
                      LIABILITIES AND SHAREHOLDERS' EQUITY



                                                                                   March 31, 2003       June 30, 2002
                                                                            ---------------------- -------------------
Current Liabilities:
     Accounts payable                                                                 $ 2,465,856         $ 1,769,665
     Accrued Liabilities
         Accrued clinical study and research costs                                        516,777             152,352
         Compensation payable                                                           1,257,613             509,677
         Accrued health and dental costs                                                   56,281                   -
         Other current liabilities                                                            347               1,924
     Allowance for sales returns                                                          299,520             226,100
                                                                            ---------------------- -------------------
Total current liabilities                                                               4,596,394           2,659,718

Long term liabilities                                                                     676,868                   -

Shareholder's equity:
     Preferred stock - authorized 2,000,000 shares of $.001 par value;
         none issued                                                                            -                   -
     Common stock - authorized 28,000,000 shares of no par value: issued and outstanding 14,215,372 at March 31, 2003 and 14,156,722 at
         June 30, 2002                                                                 11,393,883          11,393,883
Additional paid-in capital                                                             62,219,918          62,096,272
Accumulated deficit                                                                  (51,903,828)        (41,520,236)
Accumulated other comprehensive income (loss)                                                   -              53,957
                                                                            ---------------------- -------------------
Total shareholder's equity                                                             21,079,973          32,023,876
                                                                            ---------------------- -------------------

                                                                                     $ 26,983,235        $ 34,683,594
                                                                            ====================== ===================